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                                                                    EXHIBIT 23.3


     As independent public accountants, we hereby consent to the use of our report dated March 20, 1998, except for the statements of income, stockholders' equity and cash flows for the period ended December 31, 1995 as to which the date is November 20, 1998, on the consolidated financial statements of Remington Oil and Gas Corporation for the years ended December 31, 1995, 1996 and 1997, included or made a part of this Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4, and to all references to our firm included in this document.


                                            ARTHUR ANDERSEN LLP

Dallas, Texas

November 23, 1998